                                                          Exhibit No. EX-99.12.a

[SRSY LOGO]                                  Stradley Ronon Stevens & Young, LLP
                                                        2600 One Commerce Square
                                                    Philadelphia, PA  19103-7098
                                                         Telephone  215.564.8000
                                                               Fax  215.564.8120
                                                                www.stradley.com

                                 July 13, 2007

Board of Trustees
Delaware Group Tax-Free Fund
2005 Market Street
Philadelphia, PA  19103

Board of Trustees
Delaware Investments Municipal Trust
2005 Market Street
Philadelphia, PA  19103

          Re:  Agreement and Plan of Reorganization,  made as of the 13th day of
               July, 2007 (the "Agreement"),  by Delaware Group Tax-Free Fund, a
               statutory  trust created under the laws of the State of Delaware, on behalf of its series,  Delaware  Tax-Free USA Fund ("Acquiring
               Fund"),  and Delaware  Investments  Municipal  Trust, a statutory trust created under the laws of the State of Delaware,  on behalf of its series,  Delaware Tax-Free Florida Insured Fund ("Acquired
               Fund")

Gentlemen:

     You have  requested  our  opinion  concerning  certain  federal  income tax consequences  of the  reorganization  of Acquired  Fund (the  "Reorganization"), which will consist of: (i) the  acquisition  by Delaware  Group Tax-Free Fund on behalf of  Acquiring  Fund of  substantially  all of the  property,  assets  and goodwill  of  Acquired  Fund in  exchange  solely for (a)  shares of  beneficial interest,  without par value, of Acquiring Fund - Class A ("Acquiring Fund Class
A Shares"),  (b) shares of beneficial interest,  without par value, of Acquiring
Fund - Class B  ("Acquiring  Fund Class B  Shares"),  (c)  shares of  beneficial interest,  without par value, of Acquiring Fund - Class C ("Acquiring Fund Class
C Shares" and,  together with  Acquiring  Fund Class A Shares and Acquiring Fund
Class B Shares, the "Acquiring Fund Shares" which are voting  securities);  (ii)
the distribution of (a) Acquiring Fund Class A shares to the holders of Acquired
Fund - Class A shares ("Acquired Fund Class A Shares"), (b) Acquiring Fund Class
B Shares to the holders of Acquired Fund - Class B Shares  ("Acquired Fund Class
B  Shares"),  and (c)  Acquiring  Fund Class C Shares to the holders of Acquired
Fund - Class C  shares  ("Acquired  Fund  Class C  Shares"  and,  together  with
Acquired  Fund Class A Shares and Acquired  Fund Class B Shares,  the  "Acquired
Fund Shares"),  according to their respective  interests in complete liquidation of  Acquired  Fund;  and  (iii)  the  dissolution  of  Acquired  Fund as soon as practicable after the closing (the "Closing"), all upon and subject to the terms and conditions of this Agreement hereinafter set forth.

     In  rendering  our  opinion,  we have  reviewed  and relied  upon:  (a) the
Agreement,  made as of the 13th day of July, 2007, by and between Delaware Group
Tax-Free Fund, on behalf of Acquiring Fund, and Delaware  Investments  Municipal
Trust,  on  behalf  of  Acquired  Fund;  (b) the  proxy  materials  provided  to
shareholders   of  Acquired  Fund  in  connection  with  a  Special  Meeting  of shareholders of Acquired Fund held on June 21, 2007; (c) certain representations concerning  the  Reorganization  made to us by Delaware  Group Tax-Free Fund, on behalf of Acquiring Fund, and Delaware Investments Municipal Trust, on behalf of
Acquired  Fund, in a letter dated July 13, 2007 (the  "Representation  Letter");
(d) all other  documents,  financial and other reports and corporate  minutes we deemed relevant or appropriate; and (e) such statutes, regulations,  rulings and decisions  as we deemed  material  in  rendering  this  opinion.  All terms used herein, unless otherwise defined, are used as defined in the Agreement.

     For purposes of this opinion,  we have assumed that  Acquired  Fund, on the
Closing of the Reorganization, satisfies, and immediately following the Closing,
Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the
Internal Revenue Code of 1986, as amended (the "Code"),  for  qualification as a regulated investment company.

     Based on the foregoing,  and provided the  Reorganization is carried out in accordance with the applicable  laws of the State of Delaware,  the terms of the
Agreement and the statements in the Representation Letter with regard to matters of fact, it is our opinion that:

     1. The acquisition by Acquiring Fund of substantially  all of the assets of
Acquired Fund as provided for in the Agreement in exchange  solely for Acquiring
Fund Shares,  followed by the  distribution by Acquired Fund to its shareholders of Acquiring Fund Shares in complete  liquidation of Acquired Fund, will qualify as a  reorganization  within the meaning of Section  368(a)(1) of the Code,  and
Acquired  Fund and Acquiring  Fund each will be a "party to the  reorganization"
within the meaning of Section 368(b) of the Code.

     2. No gain or loss will be recognized by Acquired Fund upon the transfer of substantially  all of its  assets  to  Acquiring  Fund in  exchange  solely  for
Acquiring Fund Shares pursuant to Section 361(a) and Section 357(a) of the Code.

     3. No gain or loss will be recognized by Acquiring Fund upon the receipt by it of  substantially  all of the assets of Acquired Fund in exchange  solely for
Acquiring Fund Shares pursuant to Section 1032(a) of the Code.

     4.  No  gain  or  loss  will  be  recognized  by  Acquired  Fund  upon  the
distribution   of  Acquiring  Fund  Shares  to  its   shareholders  in  complete
liquidation of Acquired Fund (in pursuance of the Agreement) pursuant to Section
361(c)(1) of the Code.

     5. The basis of the assets of Acquired Fund received by Acquiring Fund will be the same as the basis of these assets to Acquired Fund  immediately  prior to the exchange pursuant to Section 362(b) of the Code.

     6. The holding  period of the assets of Acquired Fund received by Acquiring
Fund will include the period during which such assets were held by Acquired Fund pursuant to Section 1223(2) of the Code.

     7. No gain or loss will be recognized by the  shareholders of Acquired Fund upon the  exchange  of their  Acquired  Fund  Shares for  Acquiring  Fund Shares
(including fractional shares to which they may be entitled), pursuant to Section
354(a) of the Code.

     8. The basis of  Acquiring  Fund  Shares  received by the  shareholders  of
Acquired Fund (including  fractional  shares to which they may be entitled) will be the same as the basis of Acquired Fund Shares exchanged  therefor pursuant to
Section 358(a)(1) of the Code.

     9. The holding period of Acquiring Fund Shares received by the shareholders of Acquired  Fund  (including  fractional  shares to which they may be entitled)
will include the holding period of Acquired Fund Shares  surrendered in exchange therefor, provided that Acquired Fund Shares were held as a capital asset on the
Closing of the Reorganization pursuant to Section 1223(1) of the Code.

     10. Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section  1.381(b)-1(b)  of the income tax regulations
issued  by  the  United  States   Department  of  the  Treasury  (the  "Treasury
Regulations"),  the items of Acquired  Fund  described in Section  381(c) of the
Code, subject to the conditions and limitations  specified in Sections 381, 382,
383 and 384 of the Code and the Treasury Regulations.

     Our opinion is based upon the Code,  the applicable  Treasury  Regulations, the present positions of the Internal Revenue Service (the "Service") as are set
forth  in   published   revenue   rulings   and  revenue   procedures,   present
administrative positions of the Service, and existing judicial decisions, all of which are subject to change either  prospectively  or  retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the Closing of the Reorganization.

     Our opinion is conditioned  upon the performance by Delaware Group Tax-Free
Fund, on behalf of Acquiring Fund, and Delaware Investments  Municipal Trust, on
behalf  of  Acquired  Fund,  of  their  undertakings  in the  Agreement  and the
Representation  Letter.  Our opinion is limited to the transactions  incident to the Reorganization  described herein, and no opinion is rendered with respect to
(i) any other  transaction  or (ii) the effect,  if any,  of the  Reorganization
(and/or the transactions  incident thereto) on any other transaction  and/or the effect, if any, of any such other transaction on the Reorganization.

     This opinion is being  rendered to Delaware  Group Tax-Free Fund, on behalf of  Acquiring  Fund,  and Delaware  Investments  Municipal  Trust,  on behalf of
Acquired Fund, and may be relied upon only by such funds and the shareholders of each.  We  hereby  consent  to the  use of this  opinion  as an  exhibit  to the
Registration  Statement  of  Acquiring  Fund on Form  N-14,  and any  amendments thereto,  covering the  registration  of the shares of Acquiring  Fund under the
Securities Act of 1933, as amended, to be issued in the Reorganization.

                                       Very truly yours,

                                       STRADLEY  RONON  STEVENS & YOUNG, LLP

                                       /s/STRADLEY  RONON  STEVENS & YOUNG, LLP